Exhibit 99.1

Filed by Renasant Corporation

pursuant to Rule 425

under the Securities Act of 1933 and

deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Capital Bancorp, Inc.

Commission File No.: 000-51114

Renasant Corporation Signs Definitive Agreement to Acquire

Capital Bancorp, Inc. of Nashville, TN

TUPELO, MISSISSIPPI (February 5, 2007) – Renasant Corporation (Nasdaq: RNST) and Capital Bancorp, Inc. (OTC BB: CPBB) announced today the signing of a definitive merger agreement pursuant to which Renasant Corporation (“Renasant”) will acquire Capital Bancorp, Inc. (“Capital”), a bank holding company headquartered in Nashville, Tennessee, and the parent of Capital Bank & Trust Company, a Tennessee banking corporation. At December 31, 2006, Capital operated seven full-service banking offices in the Nashville, TN Metropolitan Statistical Area (“MSA”) and had total assets of $564.4 million, total deposits of $465.0 million and total shareholders’ equity of $35.0 million. The transaction expands Renasant’s franchise into the fast-growing Nashville market and will significantly add to Renasant’s existing Tennessee footprint.

Renasant’s Chairman and Chief Executive Officer, E. Robinson McGraw, said of the transaction, “We are excited about expanding in the attractive market of Nashville, Tennessee and in partnering with such a quality institution in Capital Bancorp. Capital is an excellent community bank with an operating philosophy centered on highly personalized service and a banking culture similar to our own. In addition, we believe the market turmoil generated by recent banking mergers will create multiple opportunities for our organization to be successful.”

The Nashville MSA has experienced a higher rate of population growth than the national average with a lower cost of living and lower unemployment rate. Nashville has a diverse economy, and its lack of dependency on one industry has helped to insulate the area from the adverse impact of downward business cycles. In 2006, Expansion Management Magazine named the Nashville MSA the #1 Hottest City for Business Expansion for the second consecutive year.

Commenting on the transaction, R. Rick Hart, Chairman and Chief Executive Officer of Capital Bancorp, Inc., said, “We believe the combination of Capital and Renasant will create a much stronger competitor in our market and provide us with the resources to enhance our growth plans. By joining forces with Renasant, we’ll be able to offer our clients all the products and services that a much larger financial services institution can provide along with the high degree of service found in a local community bank.”

According to the terms of the merger agreement, each Capital common shareholder can elect to receive: (1) 1.2306 shares of Renasant common stock for each share of Capital common stock, (2) $38.00 in cash for each share of Capital common stock, or (3) a combination of 40% cash and 60% common stock at the same exchange ratio listed above, subject to the overall limitation that the aggregate stock consideration be no more than 65% and no less than 60% of the total consideration received by Capital shareholders. The merger will qualify as a tax-free reorganization for Capital shareholders electing to receive Renasant common stock. Based on Renasant’s market close of $27.92 on February 2, 2007, the aggregate transaction value, including the dilutive impact of Capital’s options, is approximately $134.9 million.

The boards of directors of Renasant and Capital have unanimously approved the transaction. Three directors from Capital will join the Renasant board of directors. Rick Hart and John W. Gregory, Jr., Chief Operating Officer of Capital Bancorp, Inc., will join the executive management team at Renasant with Mr. Hart serving as President of the Tennessee Division.

The acquisition is expected to close early in the third quarter of 2007 and is subject to regulatory and Capital shareholder approval and other conditions set forth in the merger agreement. Pursuant to the terms of the merger agreement, Capital Bank & Trust will merge with and into Renasant Bank immediately after the merger of Capital with and into Renasant.

Conference Call Information:

Renasant’s and Capital’s senior management will host an investor conference call on February 6, 2007 at 10:00 am EST. A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. EST on February 6, 2007 through Renasant’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center: www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network websites. The event will be available on the Company’s website until February 7. The conference may be accessed via telephone by dialing (866) 700-0161 in the United States and entering the participant passcode 54179595. International participants should dial (617) 213-8832 and enter the participant passcode 54179595. A PowerPoint presentation outlining this announcement will be available at www.renasant.com as of 9:00 a.m. EST on February 6, 2007.

About Renasant Corporation

Renasant Corporation, headquartered in Tupelo, Mississippi, is the parent of Renasant Bank and Renasant Insurance, and operates 63 banking, mortgage and insurance offices in 38 cities in Mississippi, Tennessee and Alabama. The Company has assets of $2.6 billion. Please visit Renasant’s website at www.renasant.com for additional information.

For additional information contact:

Jim Gray	Stuart Johnson
Renasant Corporation	Renasant Corporation
Senior Executive Vice President & CIO	Senior Executive Vice President & CFO
(662) 680-1217	(662) 680-1472
jimg@renasant.com	stuartj@renasant.com

About Capital Bancorp, Inc.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its subsidiary Capital Bank & Trust Company, which operates seven full-service banking offices in Davidson, Sumner and Williamson Counties in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, Hermitage and a new office now open in Brentwood. Capital has assets of $560 million. For additional information about Capital, please visit Capital’s website at www.capitalbk.com.

For additional information contact:

R. Rick Hart

Capital Bancorp, Inc.

President & CEO

(615) 234-1601

rhart@capitalbk.com

Additional Information About the Transaction

In connection with the proposed merger, Renasant and Capital intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a proxy statement/prospectus. This proxy statement/prospectus will be mailed to the shareholders of Capital. INVESTORS AND SECURITY HOLDERS OF CAPITAL ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RENASANT, CAPITAL AND THE PROPOSED MERGER. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Renasant or Capital with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Renasant by directing a written request to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38802 Attention: Investor Relations, and free copies of the documents filed with the SEC by Capital by directing a written request to Capital Bancorp, Inc., 1816 Hayes Street, Nashville, Tennessee 37203.

Renasant, Capital and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Capital in connection with the proposed transaction. Information about the directors and executive officers of Renasant is set forth in the proxy statement for Renasant Corporation’s 2006 annual meeting of shareholders, as filed with the SEC on March 9, 2006. Information about the directors and executive officers of Capital is set forth in the proxy statement for Capital Bancorp, Inc.’s 2006 annual meeting of shareholders, as filed with the SEC on April 13, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Renasant and Capital and between Renasant Bank and Capital Bank, including future financial and operating results, cost savings, enhanced revenues and the expected market position of the combined company that may be realized from the transaction and (ii) Renasant and Capital’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Renasant’s and Capital’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Renasant and Capital may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the expected growth opportunities or costs savings from the transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) Capital’s shareholders may fail to approve the transaction; (7) a weakening of the economies in which the combined company will conduct operations may adversely affect our operating results; (8) the U.S. legal and regulatory framework could adversely affect the operating results of the combined company; (9) the interest rate environment may compress margins and adversely affect net interest income; and (10) competition from other financial services companies in our markets could adversely affect operations. Additional factors that could cause Renasant’s and Capital’s results to differ materially from those described in the forward-looking statements can be found in Renasant’s and Capital’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s website (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning Renasant, Capital or the proposed merger or other matters and attributable to Renasant, Capital or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Renasant and

Capital do not undertake any obligation to update any forward-looking statement, whether written or oral, to reflect circumstances or events that occur after the date the forward-looking statements are made.